NOTICE OF ANNUAL MEETING TO BE HELD JUNE 26, 2001

                                PIONEER RAILCORP

                             Peoria, Illinois 61607

To the Stockholders:

The Annual Meeting of Stockholders will be held at Pioneer Railcorp's Corporate Office, 1318 S. Johanson Road, Peoria, Illinois, on Tuesday, June 26, 2001, commencing at 9:00 a.m. local time, for the purpose of considering and voting on the following matters as described in the attached Proxy Statement:

-    To elect five directors for a one year term;

- To consider and act upon a proposal to ratify the appointment of independent public accountants for 2001;

-    Any other matters that may properly come before the meeting.

Only stockholders of record at the close of business on April 30, 2001, will be entitled to vote at this meeting. A copy of the Company's Annual Report containing financial data and a summary of operations for 2000 is being mailed to the Company's stockholders with this Proxy Statement.

In order that your stock may be represented at the meeting in case you are not personally present, please complete, sign and date the enclosed proxy/voting instruction card and return it promptly in the accompanying addressed envelope.

By order of the Board of Directors


/s/ J. Michael Carr
-------------------
J. Michael Carr
Treasurer

May 15, 2001

                                Pioneer Railcorp
                              1318 S. Johanson Road

                             Peoria, Illinois 61607

                                  309-697-1400

                                 Proxy Statement

This Proxy Statement and the accompanying proxy will be sent to stockholders of Pioneer Railcorp on or about May 15, 2001, in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at Pioneer Railcorp's corporate office, 1318 S. Johanson Road, Peoria, Illinois 61607, on Tuesday, June 26, 2001, commencing at 9:00 a.m. local time. The Company's Annual Report for 2000, including financial statements, is also included herein.

The record date for stockholders entitled to vote at the Annual Meeting is April 30, 2001. As of April 30, 2001, the Company had issued and outstanding 4,529,077 shares of common stock, of which 4,529,077 are entitled to one vote per share.

The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of the Company present in person or represented by proxy at the Meeting, and entitled to vote, is required for the election of directors and for the ratification of McGladrey & Pullen, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001.

Votes cast by proxy or in person at the meeting will be tabulated by an appointed employee of the Company and will determine if a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

It is the Company's policy that all proxies, ballots, and voting tabulations that identify shareholders will be kept confidential, except where disclosure may be required by applicable law, where shareholders write comments on their proxy cards, or where disclosure is expressly requested by a shareholder.

The Proxy

Any person giving a proxy has the power to revoke it at any time before it is voted, upon written notice to J. Michael Carr, Chief Financial Officer of the Company.

Any proxy cards returned without specification will be voted as to each proposal in accordance with the recommendations of the Board of Directors.

The Company will bear the costs of solicitation of proxies. Following the mailing of proxy soliciting material, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or fax. The Company will also reimburse persons holding stock for others in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.

Beneficial Ownership of Stock

There are no shareholders, as of March 19, 2001, known by the Company to be beneficial owners of more than 5% of its outstanding common stock other than Company directors and officers.

Nominees for Election as Directors

Guy L. Brenkman, age 54, Chairman of the Board of Directors and President of Pioneer Railcorp and its subsidiaries was the incorporator of the Company and has been a member of the Board of Directors and President of the Company since its formation. Mr. Brenkman's past business experience includes real estate sales and management, securities sales, and seven years of operational railroad industry experience before managing the day-to-day railroad operations of Pioneer in 1988. Mr. Brenkman, acting as agent of the Issuer, conducted the public offering of Pioneer Railcorp, which raised its initial capital, and secondary capital for expansions.

Orvel L. Cox, age 58, Director, also serves as same for each of the Company's subsidiaries and Superintendent of Transportation for same. Mr. Cox has 41 years of active railroading experience with 31 of those years working for Class I railroads. Mr. Cox has been a director and officer of Pioneer Railcorp since its inception and has been involved in all phases of the development and growth of the Company.

John S. Fulton, age 68, Director, was elected to the Board in 1993. Mr. Fulton has 25 years experience in real estate development and industrial appraising. Mr. Fulton holds a BS degree in Public Administration from Bradley University in Peoria, Illinois.

J. Michael Carr, age 37, Treasurer, also serves as Treasurer for each of the Company's subsidiaries and Chief Financial Officer for same. Mr. Carr has been employed by the Company since March 1993. Before joining the Company, Mr. Carr worked in public accounting and banking for seven years, most recently as Controller for United Federal Bank. Mr. Carr is a CPA and holds a BS-Accounting from Illinois State University, Normal, Illinois.

Timothy F. Shea, age 52, owns Shea Property Management and has been a real estate property manager since 1984. Mr. Shea has a BS-Business Management from Bradley University, Peoria, Illinois.

General Information Relating to the Board of Directors

The Board of Directors of the Corporation consists of five members, each elected for a term of one year. The board met a total of 4 times in 2000, at which time all directors were present.

Compensation of Directors

Directors of the Company were each compensated $3,000 in 2000 and received reimbursement for out of pocket expenses.

Committees

The Audit Committee is the only standing committee of the Board of Directors. The purpose of the Audit Committee is to recommend to the Board of Directors the engagement of, and the fee to be paid to, the independent public accountants. The Audit Committee also reviews with the independent accountants as deemed necessary, the Corporation's accounting policies, conflict of interest policy, internal control systems, and financial operations and reporting. The committee met 3 times in 2000. Current members of this committee are Timothy F. Shea, John
S. Fulton, and Orvel L. Cox.

Security Ownership of Directors and Executive Officers

The following table sets forth information, as of March 19, 2001, the beneficial ownership of all directors and officers of the Company as a group. These figures include shares of Common Stock that the executive officers have the right to acquire within 60 days of March 19, 2001 pursuant to the exercise of stock options and warrants.

                                             Beneficial              Percent
Name Of Beneficial Owner                     Ownership               Of Class
--------------------------------------------------------------------------------

Guy L. Brenkman (2)                          3,473,476                40.11%
Orvel L. Cox (3)                               168,582                 1.95%
Daniel A. LaKemper (4)                          78,480                  .91%
John S. Fulton (5)                              21,400                  .25%
J. Michael Carr (6)                              1,050                  .01%
Scott Isonhart (7)                                 100                  .01%
Tim Shea                                         5,000                  .06%
                                            ----------             ---------
Directors and Executive                      3,748,088                 43.30%(1)
Officers as a Group:

FOOTNOTES:

(1) Based on 8,658,997 shares of Common Stock and Equivalents outstanding as of March 19, 2001.

(2) Of the total number of shares shown as owned by Mr. Brenkman, 1,740,800 shares represent the number of shares Mr. Brenkman has the right to acquire within 60 days through the exercise of Warrants. Mr. Brenkman owns all shares in joint tenancy with his wife. In addition, 22,976 shares are held by Mr. Brenkman under the Pioneer Railcorp Retirement Savings Plan and 2,340 shares are held by Mr. Brenkman's wife, in which he disclaims beneficial ownership.

(3) Of the total number of shares shown as owned by Mr. Cox, 101,770 shares represent the number of shares Mr. Cox has the right to acquire within 60 days through the exercise of Warrants. In addition, 1,942 shares are held by Mr. Cox under the Pioneer Railcorp Retirement Savings Plan. Mr. Cox's shares are owned in joint tenancy with his wife. Mr. Cox and his wife own one Preferred Share in the Mississippi Central Railroad Co.

(4) Of the total number of shares shown as owned by Mr. LaKemper, 40,000 shares represent the number of shares Mr. LaKemper has the right to acquire within 60 days through the exercise of Warrants. In addition, 980 shares are held by Mr. LaKemper under the Pioneer Railcorp Retirement Savings Plan. Mr. LaKemper's shares are owned in joint tenancy with his wife.

(5) Of the total number of shares shown as owned by Mr. Fulton, 10,200 shares represent the number of shares Mr. Fulton has the right to acquire within 60 days upon the exercise of Warrants.

(6) Of the total number of shares shown as owned by Mr. Carr, 1,000 shares represent the number of shares Mr. Carr has the right to acquire within 60 days through the exercise of Warrants.

(7) Of the total number of shares shown as owned by Mr. Isonhart, 100 shares represent the number of shares Mr. Isonhart has the right to acquire within 60 days through the exercise of Warrants.

There are no shareholders known by the Registrant to be beneficial owners of more than 5% of its outstanding common stock other than Mr. Brenkman.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and to provide copies of such reports to the Company. Based upon the Company's review of the copies of such reports received by the Company and representations of its directors and executive officers, the Company believes that during the years ended December 31, 2000 and 1999 all Section 16(a) filing requirements were satisfied.

Compensation of the Chief Executive Officer

Summary Compensation Table
--------------------------

                            Annual
                         Compensation   Long Term Compensation
                        --------------- -----------------------
                                        Restricted
Name &                                     Stock                       Other
Position                Year    Salary     Award   Options/SARs     Compensation
--------------------------------------------------------------------------------
Guy L. Brenkman, CEO    2000   $532,341    ----       ----         $   - 0-
                        1999   $538,297    ----       ----         $  5,000 (a)
                        1998   $486,494    ----       ----         $  4,750 (a)

(a) - Registrant's contribution to the Company's defined contribution plan.

Option/SAR Grants in Last Fiscal Year
----------------------------------------------
None

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values
----------------------------------------

                                                                     Value of
                                                                   Unexercised
                                           Number of Securities    In-the-Money
                                          Underlying Unexercised   Options/SARs
                                          Options/SARs at FY-End    At FY-End
                Shares Acquired   Value        Exercisable/        Exercisable/
Name              On Exercise    Realized      Unexercisable       Unexercisable
--------------------------------------------------------------------------------

Guy Brenkman-CEO       0            0        0/ 80,000                 $0/$0

In December 1993, the Company entered into a five-year executive employment contract with the Company's president, which was extended through December 2001 by the Board of Directors. The agreement provides for a base salary with annual inflation adjustments based upon the Consumer Price Index. The original agreement provided for three weeks paid vacation in 1993 to be increased by 1 week each year thereafter. The president at his election can be paid for any unused vacation during the year. Should the Company acquire or form additional railroads, the base salary will increase $25,000 for the acquisition of railroads of 125 miles or less, and $50,000 for railroads over 125 miles. At January 1, 2001, the president's base salary was $509,586. Should the president's employment be terminated, the contract requires a lump sum payment equal to three years of his then current salary. Should the president retire, he is entitled to accept a consulting position with the Company whereby he would be compensated the equivalent of one years salary for the consulting services rendered.

Although Mr. Brenkman is authorized by his contract to receive an increase in compensation immediately upon the start of a new railroad, he has generally declined these increases, until in his opinion, the railroad appears to be self supporting and can absorb the cost of such raise. In several instances, Mr. Brenkman has not taken a raise at all. A detailed list of these raises since 1993 is listed as follows:

Subsidiary                                 Date Acquired          Date Effective
                                           -------------          --------------

Vandalia Railroad Company                     10/07/94               10/07/94
Minnesota Central Railroad Co.                12/12/94               02/01/95
West Michigan Railroad Co.                    07/11/95            No Raise Taken
Columbia & Northern Railway                   02/21/96            No Raise Taken
Keokuk Junction Railway Co.                   03/12/96               04/16/96
Rochelle Railroad Co.                         03/25/96               04/16/96
Shawnee Terminal Railway Co.                  11/12/96               01/01/98
Michigan Southern Railroad                    12/18/96               01/01/97
Pioneer Industrial Railway Co.                02/20/98            No Raise Taken
The Garden City Western Railway Co.           05/01/99               05/01/99
Indiana Southwestern Railway Co.              04/01/00               01/01/00

Directors of the Registrant each were compensated $3,000 in 2000.

Proposal 1 - Ratification of Appointment of Independent Public Accountants

Report of the Audit Committee

The stockholders will be asked to ratify the appointment of the firm of McGladrey & Pullen, LLP as independent accountants for 2001. This appointment was made by the Board of Directors on the recommendation of its Audit Committee. In taking this action, the members of the Board and the Audit Committee considered carefully McGladrey's performance for the Company with respect to services performed in the years 1994-2000 and its general reputation for adherence to professional auditing standards. The Board of Directors anticipates that representatives of McGladrey & Pullen, LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Report of the Audit Committee

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Committee is composed of two independent directors and one non-independent director. The Committee operates under a written charter recommended by the Committee and adopted by the Board of Directors. The Charter is attached to this proxy statement as Exhibit A. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent accountants, McGladrey & Pullen, LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to accounting principles generally accepted in the United States of America.

In this context, the Committee reviewed and discussed with management and the independent accountants the audited financial statements to be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000. The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Committee received from the independent accountants the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with them their independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

OrvelCox, Chair
Tim Shea
John Fulton

The preceding Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general incorporation by reference of this Proxy Statement into any other document or its inclusion as an exhibit thereto.

Audit fees

The aggregate fees for professional services rendered by McGladrey & Pullen, LLP for the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-KSB for the year ended December 31, 2000, and reviews of the Company's consolidated financial statements included in its Quarterly Reports on Form 10-Q during 2000 were $87,020.

All other fees

The aggregate fees for services rendered by McGladrey & Pullen, LLP during 2000, other than those set forth above, were $59,450. These services included:

o General research and accounting assistance o Income tax advice and tax return preperation services o Mergers and acquisitions advice

The Audit Committee, after consideration of the matter, does not believe that the rendering of these services by McGladrey & Pullen, LLP to be incompatible with mainting its independence as our independent accountants.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of McGladrey & Pullen LLP as independent accountants for 2001. The proxy holders will vote all proxies received FOR ratification unless instructed otherwise.

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Meeting, and entitled to vote on this item, is required for ratification of the appointment.

The Board of Directors recommends a vote FOR this proposal.

Stockholder Proposals

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for a stockholder proposal for the 2002 Annual Meeting of Stockholders to be eligible for inclusion in the Corporation's Proxy Statement and form of proxy, it must be received by the Corporate Secretary no later than December 31, 2001.

Other Matters

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as set forth above. However, if any other matters come before the Meeting, the proxies received pursuant to this solicitation will be voted thereon in accordance with the judgment of the person or persons acting under the proxies.

Pioneer Railcorp, May 15, 2001

Exhibit A

           PIONEER RAILCORP AUDIT COMMITTE CHARTER DATED JUNE 9, 2000

The charter and powers of the Audit Committee of the Board of Directors (the "Audit Committee") shall be:

Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company;

Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy.

The Audit Committee shall have the following specific powers and duties:

Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants;

Reviewing  the   performance   of  the   independent   accountants   and  making
recommendations  to  the  Board  of  Directors   regarding  the  appointment  or
termination of the independent accountants;

Conferring with the independent accountants the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants annual engagement letter; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

Reviewing with management and the independent accountants significant risks and exposures, audit activities and significant audit findings;

Reviewing the range and cost of audit and non-audit services performed by the Independent accountants;

Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein;

Reviewing the adequacy of the Company's systems of internal control;

Obtaining from the independent accountants their recommendations regarding Internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

Providing an independent, direct communication between the Board of Directors, internal auditors and independent accountants;

Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

Maintaining minutes or other records of meetings and activities of the Audit Committee;

Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities;

Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable;

Review with management and the independent accountants the interim financial report before it is filed with the SEC or other regulators.